UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

TaxMasters, Inc.
(Exact name of registrant specified in charter)

Nevada	33-11986-LA	91-2008803
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Town & Country Lane, Suite 400, Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

(281) 497-5937
(Registrant’s Telephone Number)

Crown Partners, Inc.,
9663 St. Claude Avenue, Las Vegas, Nevada 89148
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 10, 2009, the Registrant filed a Current Report on Form 8-K (the “Original Report”) to disclosed that it had acquired all of the outstanding shares of common stock of TaxMasters, Inc. ("TaxMasters"), a Nevada corporation, in an exchange of shares of the Registrant’s common stock and certain Preferred Stock for TaxMasters common stock under Section 368(a)(1)(B) of the Internal Revenue Code.  This Current Report on Form 8-K/A amends and supplements the Original Report to provide the (i) required financial statements and pro forma financial information and (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations to Item 2.01 of the Original Report.   The other disclosures made in the Original Report are unchanged.

Item 2.01  Completion of Acquisition or Disposition of Assets.

I-2  Management’s Discussion and Analysis of Financial Condition and Results of Operation

Forward Looking Statements

The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto. The words or phrases "would be," "will allow," "expect to", "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements". Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including:  (a) our ability to retain and add qualified personnel with the proper tax and IRS experience and Business acumen, (b) our ability to execute our business plan, (c) ability to successfully compete against numerous competitors, some of whom are larger and better financed than us, (d) the amount and timing of operating costs and capital expenditures relating to the expansion of our business, (e) the implementation of our marketing programs and (f) general economic conditions specific to our industry.

Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Overview

TaxMasters is a tax resolution company engaged in the business of assisting taxpayers with matters at the Internal Revenue Service (“IRS”), especially the resolution of disputes and assessments and the settlement of tax liabilities.  We are a firm of experienced tax professionals that help our clients solve their Federal tax problems, ranging from filing delinquent tax returns to settling tax debts.  Our tax professionals include tax attorneys, Certified Public Accountants, Former IRS agents, Licensed Tax Preparers and other tax professionals who are authorized to practice before the IRS.  Our tax professionals are experienced in analyzing and providing solutions to even the most complicated tax problems and guiding clients through the bureaucracy of the IRS.

Our tax professionals have the skill and knowledge to reduce our client’s tax liabilities and solve their IRS tax problems.  We use the rules established by the Internal Revenue Code and IRS regulations to help our clients resolve matters at the IRS.  TaxMasters’ tax professionals help our clients reduce taxes, eliminate penalties, and get representation before the IRS.  We help our clients understand how they developed their tax problems they have and help them fix the entire problem that caused their tax debt.  We can often reduce the tax our clients owe even before attempting to develop a tax strategies with the IRS.

Through our tax professionals, we offer the following services:

•	Get our clients into compliance with their obligation to file income tax returns and pay back taxes due;

•	Reduce taxes by reducing penalties and interest on tax debts;

•	Settle our client’s tax debt for the lowest amount possible under the law;

•	Stop IRS wage garnishments;

•	Stop IRS property seizure;

•	Defend our client in an IRS audit or IRS criminal investigation;

•	Recover seized funds; and

•	Remove an IRS levy or lien.

Description of Revenues

We offer our clients a no-charge initial consultation regarding their tax problems.  The free initial consultation enables our tax consultants to get information from the potential client about his or her tax problem and understand the nature of the problem.  From the initial consultation, we can determine what services and forms the client will need and we can present a cost estimate for the client.

We charge our clients a flat fee based on the type of tax problem we are addressing and the service we are providing:  (i) an IRS collection matter, (ii) preparing or amending tax returns (including schedules), (iii) negotiated settlements and/or (iv) audits.  In addition, some of our rates will vary depending on whether our client is an individual or a business.  Built into all of our fees are the initial consultation we have with the IRS to determine all of the client’s problems and the preparation by us of a findings letter outlining the tax problems.  In addition to the flat fee, certain services will require our tax consultants to interact with the IRS, such as a settlement negotiation or an audit, for which we charge our clients additional consulting fees.  We may provide our services on a “pay-as-you-go” basis and an installment plan.

TaxMasters’ revenue is generated from the sale of our proprietary tax resolution products and services.  TaxMasters uses the proportionate completion method for revenue recognition.  With this method, we determine our revenue by gathering the completion points of six major services rendered by the company.  These services are Consultations, Tax Returns, Automated Collection Service (ACS), Revenue Officer Case (ROC), Collection Due Process (CDP), and Settlement Analysis.  Revenue is recognized when it is earned, typically when our services have been rendered.  Upon execution of an agreement, if services have not been provided then the amount to be paid under such agreement is recorded as deferred revenue on the balance sheet and is reclassified as revenue on the statement of operations after services have been provided and such revenue earned.

Description of Expenses

Our expenses include the following: (i) Costs of services, which consists primarily of salaries and benefits to our tax consultants, customer service consultants, outside services and professional fees use to provide our tax services; including associated marketing expenses (ii) Marketing costs (a significant portion of which consists of our advertising expense); and general administrative costs, which consists of overhead expenses, such as rent, utilities and telecommunications.

We currently have no material research and development expenses.

Results of Operations

The following table sets forth selected statement of operations data as a percentage of total revenues for the years indicated

	Six Months ended June 30,
Statement of Operations Data:	2009		2008
Total revenue	$18,758,000	100.0%	$6,410,000	100.0%
Operating Costs and Expenses:
Selling, general and Administrative	7,734,000	41%	4,444,000	69%
Compensation	6,459,000	34%	3,274,000	51%
Depreciation	37,000	0.2%	35,000	0.5%
Total Operating expenses	14,230,000	72%	7,771,000	119%

Interest income	21,000	0.1%	4,000	-%
Other income	(19,000)
		-
Net income (loss)	$4,530,000	24%	$(1,357,000)	21%

Results for the six months ended June 30, 2009 versus the six months ended June 30, 2008.

Revenues.  Revenues for the six months ended June 30, 2009 increased by approximately $12,348,000, or 193%, from approximately $6,410,000 for the six months end June 30, 2008 to approximately $18,758,000 for the same period in 2009.  This increase in sales was due to increased sales volume attributable to an increase in our advertising expense.

Compensation expense.  Compensation expense, which is comprised of salaries and payroll taxes and fees, for the six months ended June 30, 2009 was approximately $6,459,000, which was an increase of approximately $3,185,000, or 97%, from the compensation expense of approximately $3,274,000 for the six months ended June 30, 2008.  The increase in compensation expense was mainly due to an increase in the number of tax consultant personnel hired to support our increase in the number of clients (and, therefore, sales volume).  Salaries alone increased to approximately $5,981,000 for the six months ended June 30, 2009.

Selling, general and administrative costs.  Selling, general and administrative costs increased by approximately $3,290,000, or 74%, from approximately $4,444,000 for the six months ended June 30, 2008 to approximately $7,734,000 for the same period in 2009.  Selling expenses, which consists mainly of advertising expenses and cost of customer service personnel, increased approximately 100%.  Advertising expense for the six months ended June 30, 2009 was approximately $4,652,000, an increase of approximately 100% from the same period in 2008.  Outside service and professional fees for the six months ended June 30, 2009 was approximately $554,000, an increase of approximately 50% from the same period in 2008.  This increase in such fees was due to services to keep abreast of the latest tax law development.  The remaining expenses in general and administrative costs consisted of overhead expenses, such as utilities, customer telecommunication expenses and insurance costs.  Other general administrative was approximately $2,106,000 for the six months ended June 30, 2009.  The increase was mainly due to the increase in sales volume.  Rent increased approximately $20,000, or 12%, from $161,000 for the same period in 2008.

Total Operating Expenses.  Total operating expenses for the six months ended June 30, 2009 were approximately $14,230,000, an increase of $6,459,000, or 83%, from total operating expenses of $7,771,000 for the same period in 2008.  Total operating expenses for the six months ended June 30, 2009 increased due to increases in compensation and advertising expenses as described above

Total Other Income and  Expenses.  Total other income and other expenses consist of interest income and interest expense.  Interest expense for the six months ended June 30, 2009 was approximately $19,400, a 100% increase from the same period in 2008.  Interest income for the six months ended June 30, 2009 was approximately $21,300, an increase of approximately $17,000, a 393% increase.  The increase in mainly due to surplus in cash invested in short-term CD investments.

Net Income.  Net income increased by approximately $5,887,000, from a loss of approximately $1,357,000 for the six months ended June 30, 2008 to income of approximately $4,530,000 for the six months ended June 30, 2009.

	Twelve Months ended December 31,
Statement of Operations Data:	2008		2007
Total revenue	$15,183,000	100.0%	$6,543,000	100.0%
Operating Costs and Expenses:
Selling, general and Administrative	11,544,000	76%	4,712,000	69%
Compensation	8,266,000	54%	2,915,000	45%
Depreciation	107,000	0.7%	35,000	0.5%
Total Operating expenses	19,917,000	131%	7,662,000	117%

Interest income	29,000	0.2%
Interest expense	(38,000)	(0.3%)	(12,000)	(0.2%)
Other income

Net income (loss)	$(4,744,000)	(23%)	$(1,131,000)	17%

Results for the year ended December 31, 2008 versus the year ended December 31, 2007.

Revenues.  Revenues for 2008 increased by approximately $8,640,000, or 132%, from $6,543,000 for the year ended December 31, 2007 to approximately $15,181,000 for the year ended December 31, 2008. This increase in sales was due to an increase in sales and in clients attributable to an increase in our advertising expense.

Compensation Expense.  Compensation expense, which is comprised of the salaries and payroll taxes and fees, for the twelve months ended December 31, 2008, was approximately $8,266,000, which is an increase of approximately $5,351,000, or 184%, from approximately $2,915,000 in compensation expense for the twelve months ended December 31, 2007.  The increase is mainly due to an increase in the tax consultant personnel hired to support increased sales volume.  Salaries alone increased by approximately $4,969,000, to approximately $7,671,000 for the year ended December 31, 2008, from approximately $2,702,000 for the year ended December 31, 2007.

Selling, general and administrative costs.  Selling, general and administrative costs increased by approximately $6,612,000, or 148%, from approximately $4,516,000 for the year ended December 31, 2007 to approximately $11,128,000 for the same period in 2008.  Selling expenses consist mainly of advertising expenses and customer service expenses, which increased by approximately 122% to approximately 4,100,000 for the year ended December 31, 2008.  Advertising expense for the year ended December 31, 2008 was approximately $3,774,000, an increase of approximately $2,081,000, or 123%, from approximately $1,693,000 for the year ended December 31, 2007.  Outside service and professional fees increased by approximately $315,000, or 112%, from 282,000 in 2007 to $597,000 in 2008.  This increase was due to services to keep abreast of the latest tax law development.  The remaining general and administrative costs consist of overhead expenses, such as utilities, customer telecommunications and insurance costs.  Other general administrative increased by approximately $4,209,000, or 166%, from approximately $2,537,000 in 2007 to $6,746,000 in 2008.  This increase was due to our need to support our increase in sales volume.  Rent increased approximately $201,000, or 103%, from $196,000 in 2007 to approximately $416,000, in 2008.

Total Other Income and Expenses.  Total other income and other expenses consist of interest income and interest expense, respectively.  Interest expense for the twelve months ended December 31, 2008 was approximately $38,700, a 69% increase from approximately $12,400 for 2007.  Interest income for the year ended December 31, 2008 was approximately $28,800, an increase of 100% from 2007.  The increase in interest income was mainly due to surplus in cash invested in short-term CD investments.  The increase in interest expense was mainly due to increase in banking fees.

Net Loss.  Net loss increased by approximately $2,560,000, from a loss of approximately $1,131,000 for the year ended December 31, 2007 to a loss of approximately $3,691,000 for the year ended December 31, 2008. The increase in our loss was due to the increase in operating expenses as described above.

Liquidity and Capital Resources

As of June 30, 2009, the Company had total current assets of approximately $17,618,000 and total current liabilities of approximately $8,123,000, resulting in working capital of $9,495,000. At June 30, 2009, the Company's current assets consisted of approximately $4.0 million in cash, $0.3 million in short-term investments and approximately $12.9 million in net accounts receivable.

As of December 31, 2008, the Company had total current assets of approximately $9,712,000 and total current liabilities of approximately $10,899,000, resulting in negative working capital of $1,187,000. At December 31, 2008, the Company's current assets consisted of approximately $3.7 million in cash, $0.3 million in short-term investments and approximately $5.7 million in net accounts receivable.

Operating Activities

Net cash provided by operating activities was approximately $2,308,000 for the six months ended June 30, 2009 compared to approximately $2,201,000 for the six months ended June 31, 2008, a change of $107,000 or 5%.

Investing Activities

Net cash used in investing activities was approximately $411,000 for the six months ended June 30, 2009 compared to $704,000 for the six months ended June 30, 2008, a decrease of approximately $293,000, or 42%.   The primary reason for the decrease in investing activities for the six months ended June 30, 2009 was the reduce amount of investment CDs we purchased in 2008.   During the six months ended June 30, 2009, the Company purchased CD investments in the amount of $704,000, which was offset by the issuance of a $400,000 note receivable.

Financing  Activities

Net cash used in investing activities was $1,581,000 for the six months ended June 30, 2009 compared to $653,000 for the six months ended June 30, 2008, an increase of $928,000, or 143%. The primary reasons for the increase was a distribution to shareholders in the amount of $1,512,000 for the six months ended June 30, 2009 versus a distribution on $653,000, for the same period 2008.

Commitments and Contingencies

We currently have two separate lease agreements for our office space under an operating lease through May 2014.  Our monthly lease payment under these agreements amounts to approximately $25,162 and $67,431. Total obligation through 2014 under these agreements is approximately $6.2 million.

We also lease certain computer equipment under capital leases.  Our obligation under these leases continues until July 2014. Our total obligation under these leases is approximately  $1,758,000.

These obligations are summarized in the table below:

Contractual Obligations

The following table presents future contractual obligations due by fiscal period as of June 30, 2009:

	2009	2010-2011	2012-2013	2014 and Thereafter	Total

Operating lease commitments	$302,000	$2,259,000	$2,502,000	$1,158,000	$6,221,000

Capital & Equipment leases	292,000	729,000	573,000	164,000	1,758,000

Total	$594,000	$2,988,000	$3,705,000	$1,322,000	$7,979,000

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Critical Account Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances.  Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

Revenue Recognition

The Company’s revenue is generated from the sale of our proprietary tax resolution products and services and is comprised principally of flat fees charged for services.  The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition” (“SAB 104”). Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  We use the proportionate completion method for revenue recognition.  With this method, we determine our revenue by gathering the completion points of six major services rendered by the company.  These services are Consultations, Tax Returns, Automated Collection Service, Revenue Officer Case, Collection Due Process, and Settlement Analysis.  Revenue is recognized when it is earned, typically when our services have been rendered.

Flat fees charged for services are recognized as revenue in the same period the services are rendered.  Fees received prior to services being rendered are initially deferred and not until the services are completed are they recognized as revenue.  Deferred revenue as of December 31, 2008 and 2007 was $16,897,025 and $5,574,744, respectively

In addition to the flat fee, certain services require our tax consultants to interact with the IRS, such as a settlement negotiation or an audit, for which we charge our clients additional consulting fees.  We provide our services on a “pay-as-you-go” basis and an installment plan.  These consulting fees are recognized when the services are rendered.

Any contracts where revenue earned is expected to take longer than twelve months is classified on the balance sheet as Deferred Revenue long-term.

Trade Receivables
Trade accounts receivable are stated at the amount the Company expects to collect.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Management considers the following factors when determining the collectability of specific customer accounts:  customer credit-worthiness, past transaction history with the customer, current economic and industry trends, and changes in customer payment terms.  If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.  The Company provides for estimated uncollectible amounts through a charge to earnings and an increase to a valuation allowance.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

The Company’s trade receivables are generally unsecured.  The Company has no concentration of revenue with any one or any few customers that the loss of any one or a few customers could impact its operations materially unless such a loss of customers were a general loss of customers.

Income Taxes
The Company and its stockholders have elected to be taxed under the provision of Subchapter S of the Internal Revenue Code.  This election effectively eliminates federal income tax expense at the corporate level as the Company's stockholders are taxed directly on their respective shares of the Company's profits.  The Company also has elected to be treated as an "S Corporation" for Federal tax purposes.  The stockholders are subject to state income tax on their respective share of profits of the Company.  Accordingly, only the reduced state tax provision has been made in the accompanying financial statements.

Recent Accounting Pronouncements

On April 9, 2009, the FASB issued FASB Staff Position (“FSP”) FAS 107-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1”). FAS FSP 107-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FAS FSP 107-1 also amends APB No. 28, “Interim Financial Reporting”, to require those disclosures in summarized financial information at interim reporting periods. FAS FSP 107-1 shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP if certain requirements are met. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The adoption of this FSP did not have a material impact on its consolidated financial statements.

On April 9, 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”). FSP FAS 157-4 affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction; clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active; eliminates the proposed presumption that all transactions are distressed (not orderly) unless proven otherwise. The FSP instead requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. In addition, FSP FAS 157-4 requires an entity to disclose a change in valuation technique (and the related inputs) resulting from the application of the FSP and to quantify its effects, if practicable. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 if certain requirements are met. It must be applied prospectively and retrospective application is not permitted. The adoption of this FSP did not have a material impact on its consolidated financial statements.

On April 9, 2009, the FASB issued FSP FAS 115-2 and FSP FAS 124-2 “Recognition and Presentation of Other-Than-Temporary Impairments.” These FSP’s are intended to bring consistency to the timing of impairment recognition, and provide improved disclosures about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. These FSP’s also require increased and more timely disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. These FSP’s shall be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. If an entity elects to adopt early either FSP FAS 157-4 or FSP FAS 107-1 and APB. No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments”, the entity also is required to adopt early these FSP’s. Additionally, if an entity elects to adopt early these FSP’s, it is required to adopt FSP FAS 157-4.

These FSP’s do not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, these FSP’s require comparative disclosures only for periods ending after initial adoption.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). SFAS No. 165 is intended to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.   SFAS No. 165 became effective for financial statements issued for fiscal years and interim periods beginning after June 15, 2009.  The Company will be adopting SFAS No. 165 in the third quarter of 2009. The adoption of SFAS No. 165 is not anticipated to have a material impact on the consolidated financial statements.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”).  SFAS 168 authorized the FASB Accounting Standards Codification as the sole source for authoritative U.S. GAAP.  SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  Once effective, SFAS 168 will supersede all accounting standards in U.S. GAAP, other than those issued by the SEC.  SFAS 168 replaces SFAS No. 162 to establish a new hierarchy of GAAP sources for non-governmental entities under the FASB Accounting Standards Codification.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements required by this item for the years ended December 31, 2008 and 2007 are included herein as Exhibit 99.1.

The unaudited condensed financial statements for the interim periods required by this item as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 are included herein as Exhibit 99.2.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item as of and for the six months ended June 30, 2009 and for the year ended December 31, 2008 is included herein as Exhibit 99.3.

(d) Exhibits.

Exhibit Number	Description

99.1	Audited financial statements of TaxMasters, Inc. as of and for the years ended December 31, 2008 and 2007.

99.2	Unaudited condensed balance sheet of TaxMasters, Inc. as of June 30, 2009 and unaudited condensed statements of operations and cash flows for the six months ended June 30, 2009 and 2008.

99.3
Unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009 and for the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAX MASTERS, INC.

Dated: October 20, 2009	By:	/s/ Patrick R. Cox
Patrick R. Cox, Chief Executive Officer